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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  March 12, 1999



                                eFax.com, Inc.
         (Exact name of registrant as specified in its charter)



         Delaware                 000-22561                 77-0182451
     (State or other        (Commission File No.)        (IRS Employer
      jurisdiction                                     Identification No.)
    of incorporation)


                               1378 Willow Road
                        Menlo Park, California  94025
            (Address of principal executive offices and zip code)



     Registrant's telephone number, including area code: (650) 324-0600




                            -------------------------
         (Former name or former address, if changed since last report)



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Item 5.          Other Events.


     On March 4, 1999, E-Fax Communications, Inc., a California corporation ("E-Fax Communications"), filed a complaint against eFax.com, Inc., a Delaware corporation (the "Company"), in the United States District Court, Northern District of California. The complaint claims that the Company has engaged in federal trademark and service mark infringement and unfair competition, and California trademark infringement, unfair competition and trademark dilution in connection with the Company's use of the name "eFax.com." The Company is currently evaluating the complaint. However, the Company believes that the allegations lack merit and intends to vigorously defend itself against the action.



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         EFAX.COM, INC.



                                          /s/ Allen K. Jones
                                          ----------------------------------
                                          Allen K. Jones
                                          Vice President and Chief Financial
                                          Officer


Dated: March 12, 1999


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